Exhibit 10.3

For Non-Employee Directors

COINSTAR, INC.

2011 INCENTIVE PLAN

RESTRICTED STOCK AWARD NOTICE

Coinstar, Inc. (the “Company”) hereby grants to you a Restricted Stock Award (the “Award”) for shares of the Company’s Common Stock under the Company’s 2011 Incentive Plan (the “Plan”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Award Notice (the “Award Notice”) and in the Restricted Stock Award Agreement and the Plan, which are incorporated into the Award Notice in their entirety.

Participant:

Grant Date:

Vesting Commencement Date:

Number of Shares Subject to the Award (the “Shares”):

Fair Market Value Per Share on Grant Date:	$

Vesting Schedule:

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, the Award Notice, the Restricted Stock Award Agreement and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Restricted Stock Award Agreement and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

COINSTAR, INC.	PARTICIPANT

By:	[Name]

Title:

Attachments:

1. Restricted Stock Award Agreement

COINSTAR, INC.

2011 INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

Pursuant to your Restricted Stock Award Notice (the “Award Notice”) and this Restricted Stock Award Agreement (this “Agreement”), Coinstar, Inc. (the “Company”) has granted you a Restricted Stock Award (the “Award”) under its 2011 Incentive Plan (the “Plan”) for the number of shares of the Company’s Common Stock indicated in your Award Notice. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.

The details of the Award are as follows:

1.	Vesting

The Award will vest and no longer be subject to forfeiture according to the vesting schedule set forth in the Award Notice (the “Vesting Schedule”). Shares subject to the portion of the Award that has vested and is no longer subject to forfeiture according to the Vesting Schedule are referred to herein as “Vested Shares.” Shares subject to the portion of the Award that has not vested and remains subject to forfeiture under the Vesting Schedule are referred to herein as “Unvested Shares.” The Unvested Shares will vest (and to the extent so vested cease to be Unvested Shares remaining subject to forfeiture) in accordance with the Vesting Schedule (the Unvested and Vested Shares are collectively referred to herein as the “Shares”).

2.	Termination of Service; Change of Control

2.1 Unless the Committee determines otherwise prior to your Termination of Service, all Unvested Shares will immediately be forfeited to the Company upon your Termination of Service without payment of any consideration to you.

2.2 In the event of a Change of Control, any Unvested Shares will vest and cease to be subject to forfeiture immediately prior to the Change of Control.

3.	Consideration for Award

The Company acknowledges your payment of full consideration for the Award in the form of services previously rendered and/or services to be rendered hereafter to the Company (in either case, in an amount equal to no less than the aggregate par value of the Shares).

4.	Securities Law Compliance

4.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Shares, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company.

4.2 You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

4.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act.

4.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

5.	Transfer Restrictions

Any sale, transfer, assignment, pledge, encumbrance, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares will be strictly prohibited and void.

6.	Section 83(b) Election for Award

You understand that under Section 83(a) of the Code, the Fair Market Value of the Unvested Shares on the date the forfeiture restrictions lapse will be taxed, on the date such forfeiture restrictions lapse, as ordinary income subject to payroll and withholding tax and tax reporting, as applicable. For this purpose, the term “forfeiture restrictions” means the right of the Company to receive back any Unvested Shares upon your Termination of Service. You understand that you may elect under Section 83(b) of the Code to be taxed at the time the Unvested Shares are acquired, rather than when and as the Unvested Shares cease to be subject to the forfeiture restrictions. Such election (an “83(b) Election”) must be filed with the Internal Revenue Service within 30 days from the Grant Date of the Award.

You understand that there are significant risks associated with the decision to make and 83(b) Election. If you make and 83(b) Election and the Unvested Shares are subsequently forfeited to the Company, you will not be entitled to a deduction for any ordinary income previously recognized as a result of the 83(b) Election. If you make an 83(b) Election and the value of the Unvested Shares subsequently declines, the 83(b) Election may cause you to recognize more ordinary income than you would have otherwise recognized. On the other hand, if the value of the Unvested Shares increases and you have not made an 83(b)

Election, you may recognize more ordinary income than you would have if you had made the election.

THE FORM FOR MAKING AN 83(b) ELECTION IS ATTACHED TO THIS AGREEMENT AS EXHIBIT B. YOU UNDERSTAND THAT, IF YOU DECIDE TO MAKE AN 83(b) ELECTION, IT IS YOUR RESPONSIBILITY TO FILE SUCH AN ELECTION AND THAT FAILURE TO FILE SUCH AN ELECTION WITHIN THE 30-DAY PERIOD MAY RESULT IN THE RECOGNITION OF ORDINARY INCOME BY YOU AS THE FORFEITURE RESTRICTIONS LAPSE. You further understand that an additional copy of such election form should be filed with your federal income tax return for the calendar year in which the date of this Agreement falls. You acknowledge that the foregoing is only a summary of the federal income tax laws that apply to the receipt of the Unvested Shares under this Agreement and does not purport to be complete. YOU FURTHER ACKNOWLEDGE THAT THE COMPANY HAS DIRECTED YOU TO SEEK INDEPENDENT ADVICE REGARDING THE APPLICABLE PROVISIONS OF THE CODE, THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH YOU MAY RESIDE, AND THE TAX CONSEQUENCES OF YOUR DEATH.

You agree to execute and deliver to the Company with this Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election attached hereto as Exhibit A. You further agree that, if you choose to make an 83(b) Election with the Internal Revenue Service, you will execute and deliver to the Company with this Agreement a copy of the 83(b) Election attached hereto as Exhibit B.

7.	Book Entry Registration of Shares

The Company may issue the Shares by registering the Shares in book entry form with the Company’s transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company’s transfer agent in the book entry system.

8.	Stop-Transfer Notices

You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

9.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on other variables not within the control of the

Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving or disposing of the Shares. Prior to executing the Award Notice, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

10.	Tax Withholding

As a condition to the removal of forfeiture restrictions from your Vested Shares, you agree to make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise either upon receipt of the Shares or as the forfeiture restrictions on any Shares lapse.

11.	General Provisions

11.1 Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Company’s Board of Directors, including, without limitation, one or more of the Company’s shareholders.

11.2 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

11.3 Cancellation of Shares. If the Company or its assignees exercises the Company’s forfeiture rights in accordance with the provisions of this Agreement, then, from and after such time, the person from whom such Shares are to be forfeited will no longer have any rights as a recipient of such Shares, such Shares will be deemed forfeited in accordance with the applicable provisions of this Agreement, and the Company or its assignees will be deemed the owner and recipient of such Shares, whether or not any certificates therefor have been delivered as required by this Agreement.

11.4 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.

11.5 Agreement Is Entire Contract. This Agreement and the Award Notice constitute the entire contract between the parties hereto with regard to the subject matter hereof and supersede all prior oral and written agreements on the subject. This Agreement and the Award Notice are made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

11.6 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

11.7 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.

11.8 Shareholder of Record. You will be recorded as a shareholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a shareholder with respect to the Shares.

11.9 Counterparts. The Award Notice may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

11.10 Governing Law. To the extent not otherwise governed by the laws of the United States, this Agreement will be construed and administered in accordance with and governed by the laws of the State of Washington without giving effect to principles of conflicts of law.

12.	Section 409A

The Award is intended to be exempt from the rules of Section 409A or to satisfy those rules, and shall be construed accordingly.

EXHIBIT A

ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING

SECTION 83(b) ELECTION

The undersigned, a recipient of              shares of Common Stock of Coinstar, Inc., a Delaware corporation (the “Company”), pursuant to a restricted stock award granted pursuant to the Company’s 2011 Incentive Plan (the “Plan”), hereby states as follows:

1. The undersigned acknowledges receipt of a copy of the Plan relating to the offering of such shares. The undersigned has carefully reviewed the Plan and the Restricted Stock Award Notice and Restricted Stock Award Agreement pursuant to which the award was granted.

2. The undersigned either (check and complete as applicable):

(a)

         has consulted, and has been fully advised by, the undersigned’s own tax advisor,                                 , whose business address is                                 , regarding the federal, state and local tax consequences of receiving shares under the Plan, and particularly regarding the advisability of making an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and pursuant to the corresponding provisions, if any, of applicable state law, or

(b)	has knowingly chosen not to consult such a tax advisor.

3. The undersigned hereby states that the undersigned has decided (check as applicable)

(a)

         to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Restricted Stock Award Notice, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986,” or

(b)	not to make an election pursuant to Section 83(b) of the Code.

4. Neither the Company nor any affiliate or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Dated:
Recipient
Print Name

EXHIBIT B

ELECTION UNDER SECTION 83(b)

OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.	The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:

2.	The property with respect to which the election is made is described as follows: shares of the Common Stock of Coinstar, Inc., a Delaware corporation (the “Company”).

3.	The date on which the property was transferred is: , 20

4.	The property is subject to the following restrictions:

The property is subject to a right pursuant to which taxpayer forfeits the rights in and to the shares if for any reason taxpayer’s service with the Company is terminated. The Company’s right to receive back the shares lapses as follows:                     .

5.	The aggregate fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $

6.	The amount (if any) paid for such property is: $

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:
Recipient

Dated:
Recipient’s Spouse

DISTRIBUTION OF COPIES

1.	File original with the Internal Revenue Service Center where the taxpayer’s income tax return will be filed. Filing must be made by no later than 30 days after the date the property was transferred.

2.	Attach one copy to the taxpayer’s income tax return for the taxable year in which the property was transferred.

3.	Mail one copy to the Company at the following address:

Coinstar, Inc.

1800 114th Avenue SE

Bellevue, WA 98004